UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017

TRAC INTERMODAL LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

551112

(Primary Standard Industrial

Classification Code Number)

46-0648957

(I.R.S. Employer Identification No.)

750 College Road East

Princeton, New Jersey 08540

(609) 452-8900

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Information set forth in Item 2.03 below, as to the satisfaction and discharge of the Indenture (as defined below) governing the Notes (as defined below), is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, Interpool, Inc., d/b/a TRAC Intermodal, a subsidiary of TRAC Intermodal LLC (the “Company”), is party to an asset backed credit agreement, dated as of August 9, 2012, as amended or modified from time to time (the “Credit Agreement”) among the loan parties listed therein, the lenders named therein and Bank of America, N.A., as administrative agent.

On May 11, 2017, the Company borrowed $16 million (the “Borrowing”) under the revolving credit facility of the Credit Agreement. This amount carries an interest rate of one-month USD LIBOR + 2.25% and matures on December 10, 2020, which is the maturity date of the revolving credit facility.  The Borrowing was used to finance the previously reported redemption (the “Redemption”) of the entire aggregate principal amount of the outstanding 11.0% Senior Secured Notes due 2019 (the “Notes”) issued by the Company and TRAC Intermodal Corp. (together, the “Issuers”) at a redemption price equal to 105.500% of such aggregate principal amount, effective May 12, 2017 (the “Redemption Date”).

Following the Redemption, the Notes were fully redeemed with no principal amount outstanding; the indenture, dated as of August 9, 2012 among the Issuers, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Trustee”), as supplemented by the supplemental indenture, dated as of March 15, 2013, among TRAC Logistics LLC, TRAC Drayage LLC, the Issuers and the Trustee, as supplemented by the Second Supplemental Indenture, dated as of October 21, 2015, among TRAC Chassis Pool Management LLC, TRAC Services LLC, the Issuers and the Trustee and as supplemented by the Third Supplemental Indenture, dated as of March 24, 2016, among TRAC Interstar LLC, the Issuers and the Trustee (the “Indenture”) was satisfied and discharged; and the Issuers and the guarantors thereunder were released from their respective obligations, in each case effective as of the Redemption Date.

For a description of the material terms and conditions of the Credit Agreement, see the discussions of the Credit Agreement included in the section entitled “Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  Such description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement (as amended from time to time), a copy of which has been filed by the Company with the U.S. Securities and Exchange Commission, and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAC Intermodal LLC

Dated: May 12, 2017	By:	/s/ Gregg Carpene
		Name:	Gregg Carpene
		Title:	General Counsel

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